Exhibit 21


List of Subsidiaries


     Name of Subsidiary                        State of Incorporation

Legg Mason Wood Walker, Incorporated. . . . . . . . . .Maryland
Howard Weil Financial Corporation . . . . . . . . . . .Louisiana
Howard, Weil, Labouisse, Friedrichs Incorporated (1). .Louisiana
Western Asset Management Company. . . . . . . . . . . .California
Legg Mason Real Estate Services, Inc. . . . . . . . . .Pennsylvania
Legg Mason Dorman & Wilson, Inc . . . . . . . . . . . .Maryland
Legg Mason Merchant Banking, Inc. . . . . . . . . . . .Maryland
Legg Mason Fund Adviser, Inc. . . . . . . . . . . . . .Maryland
Legg Mason Capital Management, Inc. . . . . . . . . . .Maryland
Legg Mason Realty Group, Inc. . . . . . . . . . . . . .Maryland
Legg Mason Mortgage Capital Corporation . . . . . . . .Maryland
Legg Mason Trust Company. . . . . . . . . . . . . . . .Maryland
LM Financial Partners, Inc. . . . . . . . . . . . . . .Maryland
Fairfield Group, Inc. . . . . . . . . . . . . . . . . .Pennsylvania
GSH & Co., Inc. . . . . . . . . . . . . . . . . . . . .New York
Gray, Seifert & Co., Inc. (2) . . . . . . . . . . . . .New York
Batterymarch Financial Management, Inc. . . . . . . . .Maryland
Orchard Financial Services, Inc.  . . . . . . . . . . .Maryland
Bartlett & Co.  . . . . . . . . . . . . . . . . . . . .Ohio
Bartlett Real Estate, Inc. (3). . . . . . . . . . . . .Ohio
Legg Mason Holdings Limited . . . . . . . . . . . . . .England
                                                       and Wales
Western Asset Global Management Limited (4) . . . . . .England
                                                       and Wales
Brandywine Asset Management, Inc. . . . . . . . . . . .Delaware

______________________________

(1)	Subsidiary of Howard Weil Financial Corporation
(2)	Subsidiary of GSH & Co., Inc.
(3)	Subsidiary of Bartlett & Co.
(4)	Subsidiary of Legg Mason Holdings Limited